Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-111214) of Dell Inc. of our report dated December 11, 2008 relating to the financial statements of the Dell Financial Services 401(k) Plan, which appears in this Form 11-K.
PricewaterhouseCoopers LLP
Dallas, Texas
December 11, 2008

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